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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant                                [X]
Filed by a Party other than the Registrant             [ ]

Check the appropriate box:
[ ] Preliminary proxy statement.
[ ] Confidential, for use of the commission only (as permitted by Rule
    14a-6(e)(2)).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material under Rule 14a-12.

                               Dime Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2) Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          (4) Proposed maximum aggregate value of transaction:
          (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
          (1) Amount Previously Paid:
          (2) Form, Schedule or Registration Statement No.:
          (3) Filing Party:
          (4) Date Filed:
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FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Washington Mutual, Inc. and Dime Bancorp, Inc., including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Washington Mutual's and Dime's plans, objectives, expectations and intentions and other statements contained in this filing that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Washington Mutual's and Dime's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Washington Mutual and Dime may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of Dime may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) the risks associated with continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Washington Mutual's and Dime's markets; (10) the concentration of Washington Mutual's operations in California may adversely affect results if the California economy or real estate market declines; and (11) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Washington Mutual's and Dime's reports (such as Annual Reports on Form 10-K , Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

Dime cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Dime or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Dime does not undertake any obligation to update any forward-looking
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statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION

The proposed transaction will be submitted to Dime's stockholders for their consideration. Washington Mutual and Dime will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. STOCKHOLDERS OF DIME ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Washington Mutual and Dime, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Washington Mutual, Investor Relations, 1201 Third Avenue WMT2140, Seattle, Washington 98101 (206-461-3187) or to Dime, Investor Relations, 589 Fifth Avenue, New York, New York 10017 (212-326-6170).

Information about the participants in the proxy solicitation is set forth in the proxy statement on Schedule 14A for Dime's 2001 annual meeting of stockholders, as filed with the SEC on May 10, 2001, in the statement of beneficial ownership on Schedule 13D of Washington Mutual filed with the SEC on July 6, 2001, and in a filing made by Dime with the SEC pursuant to Rule 14a-12 on July 19, 2001. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.
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THE FOLLOWING IS A MEMORANDUM SENT TO DIME AND NORTH AMERICAN
MORTGAGE COMPANY ASSOCIATES ON JULY 31, 2001

[WASHINGTON MUTUAL LOGO]                                            [DIME LOGO]


                                                                   July 31, 2001


To All Dime and NAMC Associates:

On June 25, our companies jointly announced an agreement whereby Washington Mutual, Inc. would acquire Dime Bancorp, Inc. This was an exciting announcement because the proposed deal would unite two strong companies with highly complementary strengths. We believe this deal will create value and opportunity for our shareholders, our customers, our employees and the communities we serve. We expect it to change the banking landscape in the greater New York metropolitan area, and to further enhance the premier mortgage-banking franchise in the nation.

In the discussions that led to the announcement, we were both struck by the remarkable fit of our two companies. First, our strategies are very consistent: both companies focus on consumer and small/medium business activities. Second, we have similar business philosophies, emphasizing the creation of shareholder value, such as diversifying revenue sources, improving operating efficiency and maintaining disciplined risk management. Third -- and most important -- we have similar cultures and values. Both companies were founded in the 1800s, have a strong commitment to providing customer-friendly, personalized service and share a deep desire to make their communities better places to live, work and do business in.

During the coming months, we face two major challenges. One is to continue to execute on our business plans. In that respect, both companies have demonstrated an ability to deliver consistently strong quarterly earnings. Our other challenge will be to provide for a smooth integration and a seamless transition.

As we await regulatory and stockholder approval, planning for the integration process has begun. Joint, executive-level meetings are being held to lay out the timeline and to assign critical responsibilities. Representing Dime are Tony Burriesci, Jim Kelly, Mike Gallagher, Art Bennett and Rich Mirro with Tony assuming the lead, coordinating role. On the Washington Mutual side are Liane Wilson, Steve Freimuth, Fay Chapman, Craig Davis and Al Doman. The Dime's business and area heads will play a key role, too, working closely with their counterparts at Washington Mutual. We expect the transaction to close the first week in January 2002. At that point, Dime will become an important part of a premier financial institution with an impressive national franchise and a top-tier role in the tri-state market.

In times of change, communication is critical. We are committed to providing a timely and ongoing flow of information through a variety of means, including newsletters, videos and meetings. The principal vehicle will be Connections, a newsletter to be published approximately every two weeks. In it, you'll hear about the integration process and what it means to you, the timetable, significant accomplishments and next steps. In addition, Dime plans to set up a telephone hot line and an e-mail response center to encourage you to raise important issues and to enable us to respond to your questions. Look for details in upcoming issues of Connections.

We are very excited about the proposed acquisition and are committed to making this combination as effective as it can possibly be. The potential is huge and the future is bright.
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Sincerely,



/s/ Kerry Killinger                                    /s/ Larry Toal
------------------------------                        -------------------------
Kerry Killinger                                        Larry Toal
Chairman, President and CEO                            President and CEO
Washington Mutual, Inc.                                Dime Bancorp, Inc.



The information presented above may contain forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Dime's and Washington Mutual's public reports filed with the SEC.

The proposed transaction will be submitted to Dime's stockholders for their consideration. Washington Mutual and Dime will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of Dime are urged to read the registration statement and the proxy statement/prospectus, and any other relevant documents filed with the SEC, when they become available, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Washington Mutual and Dime, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Washington Mutual, Investor Relations, 1201 Third Avenue WMT2140, Seattle, Washington 98101 (206-461-3187) or to Dime, Investor Relations, 589 Fifth Avenue, New York, New York 10017 (212-326-6170).

Information about the participants in the proxy solicitation is set forth in the proxy statement on Schedule 14A for Dime's 2001 annual meeting of stockholders, as filed with the SEC on May 10, 2001, in the statement of beneficial ownership on Schedule 13D of Washington Mutual filed with the SEC on July 6, 2001, and in a filing made by Dime with the SEC pursuant to Rule 14a-12 on July 19, 2001. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.